FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) May 5, 2011

WESTMOUNTAIN ASSET MANAGEMENT, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	0-53030	26-1315305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 North College Ave, Suite 200, Fort Collins, Colorado 80524
 (Address of principal executive offices including zip code)

(970) 530-0325
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," “our” or "the Company" refer to West Mountain Asset Management, Inc., a Colorado corporation, and our wholly-owned subsidiaries, WestMountain Business Consulting, Inc., WestMountain Valuation Services, Inc., and WestMountain Allocation Analysis, Inc.

Item 5.02 Appointment of Principal Officer

Ms. Steve A. Anderson has been appointed our President. Mr. Brian L. Klemsz, our former President, remains our Chief Executive Officer, as well as our Treasurer Chief Financial Officer and sole Director.

Mr. Anderson was appointed President effective May 1, 2011. In this capacity, he oversees marketing, communication and investor/public relations. He was director of Marketing and Development for EnviroPest, a large privately owned pest control company from June 2009 to May 2011. From June 2008 to June 2009 he served as Marketing Director for Pillar Capital, LLC and from December 1996 to May 2007 was Pastor of Media Ministries at Resurrection Fellowship church in Loveland, Colorado. He also served as radio play-by-play announcer for Colorado State University football and basketball from 1989 to 1997. Mr. Anderson received his Bachelor of Science in Communications from Oral Roberts University in 1983.

Item 7.01 Regulation FD Disclosure

On May 5, 2011, we announced information concerning our new President. See Item 5.02 above. In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or in the Exchange Act except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description

99.1	News release dated May 5, 2011 announcing a new President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAY 5, 2011	WEST MOUNTAIN ASSET MANAGEMENT, INC.

	By:	/s/ Brian L. Klemsz,
Brian L. Klemsz, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)